Exhibit 99.1

Fathom Holdings Expands National Footprint with Strategic Acquisition of Arizona-Based My Home Group

Acquisition Strengthens Fathom’s Position in Arizona’s Booming Real Estate Market and Expands Agent Network to 14,500 Nationwide

Cary, NC, November 4, 2024 - Fathom Holdings Inc. (Nasdaq: FTHM) ("Fathom" or the "Company"), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today announced the acquisition of My Home Group, a leading Arizona-based brokerage ranked 27th in the nation by transaction volume.

The acquisition expands Fathom’s market reach, strengthens its agent network, and supports its commitment to delivering comprehensive real estate solutions nationwide.

My Home Group brings over 2,200 agents and completes approximately 12,000 transactions annually. Recognizing the strength of My Home Group’s local brand, Fathom plans to retain the name, with co-founders Jereme Kleven and Mark Hutchins continuing to oversee daily operations.

Founded in 2005, My Home Group has gained recognition on the Inc. 5000 list of fastest-growing companies for seven consecutive years. Known for fostering a collaborative, growth-focused culture, My Home Group empowers agents to expand their networks, build their brands, and advance their careers.

Arizona’s real estate market, particularly in Phoenix, presents significant opportunities as one of the fastest-growing U.S. regions, driven by a robust economy, lifestyle appeal, and steady population growth. This acquisition strengthens Fathom’s presence in this thriving market and enables it to provide integrated services to meet Arizona’s competitive housing landscape.

Additionally, the acquisition creates new opportunities for Fathom to cross-sell its mortgage and title services to My Home Group’s extensive client base, providing a streamlined, end-to-end transaction experience. Fathom’s approach of combining brokerage, mortgage, and title solutions, powered by their proprietary technology, aims to enhance agent and client satisfaction while driving revenue growth across its service platforms.

“We are thrilled to welcome My Home Group, a company we’ve long respected, to the Fathom family,” said Marco Fregenal, CEO of Fathom Holdings. “Jereme and Mark share our vision and commitment to serving and empowering agents, making this partnership a natural fit. Arizona’s real estate market presents significant opportunities, and My Home Group’s agent-focused approach aligns seamlessly with Fathom’s culture. This acquisition strengthens our Southwest expansion, amplifying our presence in key markets and advancing our vision of sustainable, nationwide growth. Together, we will build a powerful network serving agents, clients, employees, and communities.”

Jereme Kleven added, “Our merger with Fathom is a major milestone in accelerating business development for our agents and organization. It aligns perfectly with our core values, empowering agents to expand rapidly and gain access to enhanced technology, a deeper leadership bench, and revenue sharing to significantly shorten their path to success. With Fathom, we’re doubling down on our commitment to supporting agents’ personal and professional growth, ensuring they have the resources and support needed for a sustainable, successful career.”

Mark Hutchins commented, “Joining the Fathom family gives us the scale we need to drive deeper growth in Arizona and the Southwest. There’s no other company we’d trust to take our vision to the next level. We’ve always championed culture, collaboration, and community, and this merger lets us collaborate and grow with the best to reach new heights.

“Together, we’re offering something truly unique to the market—an empowering platform for agents to expand their businesses as the market changes. With Fathom’s technology, innovative commission plans, and dedication to agent success, we’re poised to elevate our impact and efficiency. This is a tremendous opportunity for both agents and clients, and we’re honored to join forces with the best in the business.”

Fathom management will provide further details on the My Home Group acquisition during the company’s upcoming quarterly conference call, scheduled for Thursday, November 7, 2024 at 5 p.m. Eastern Time. Conference call and webcast details are available here.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform that integrates residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with integrating recently acquired businesses; risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com